[LETTERHEAD OF TITUS, BRUECKNER & BERRY, P.C.]


                                  March 4, 1999


Baywood International, Inc.
14950 North 83rd Place
Suite 1
Scottsdale, Arizona 85260

     Re:  Registration of Shares on Amended Form S-8

Dear Sirs:

         Our firm represents Baywood International, Inc., a Nevada corporation (the "Company"), in connection with the Company's registration of eight hundred thousand (800,000) shares of Common Stock, $.001 par value (the "Common Stock"), to be issued by the Company from time to time pursuant to its Employee and Consultant Stock Compensation Plan (the "Plan").

         In this connection, we have examined originals or copies (certified or otherwise) of such documents, corporate and other records, certificates and other papers which we deemed necessary for the purpose of this opinion. Based on such examination, it is our opinion that the shares of the Common Stock registered under the Registration Statement on Form S-8 (the "Registration Statement") will, when issued pursuant to the Plan, be legally issued, fully paid and non-assessable.

         In giving our opinion, we have assumed without investigation the authenticity of any document or instrument submitted to us as an original, the conformity to the original of any document or instrument submitted to us as a copy, and the genuineness of all signatures on such originals or copies. Our opinion is subject to the qualification that no opinion is expressed as to the application of any individual state's securities or Blue Sky laws.

         This Opinion is furnished by us as counsel to you and is solely for your benefit, to be used as an exhibit to the Registration Statement. Neither this Opinion nor copies hereof may be otherwise relied upon by, delivered to, or quoted in whole or in part to any governmental agency or other person without our prior written consent.

Baywood International, Inc.
March 2, 1999
Page 2


         Subject to the above qualifications, we consent to the use of our Opinion in connection with the above-referenced registration.

                                      Very truly yours,

                                      TITUS, BRUECKNER & BERRY, P.C.

                                      /s/ Titus, Brueckner & Berry, P.C.